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                            ACTIVE VOICE CORPORATION
                              EMPLOYMENT AGREEMENT

        This Employment Agreement ("Agreement") is entered into this 18th day of May, 1999 by and between Active Voice Corporation, a Washington corporation (the "Employer") and Ken Myer(the "Employee").

        The Employer desires to employ or continue employing the Employee under the terms and conditions in this Agreement and the Employee desires to become employed or continue employment with the Employer under the terms and conditions of this Agreement.

        Therefore, in consideration of the mutual promises contained in this Agreement, the parties agree as follows:

        1.     EMPLOYMENT AND TITLE.

        The Employee shall be assigned initially to Executive Vice President of Sales and Marketing position. The Employee's position, job duties and responsibilities may change from time to time as the Employer's business changes.

        2.     TERM OF AGREEMENT.

        This Agreement shall be for an indefinite period of time and may be terminated at any time pursuant to Paragraph 7. During the term of this Agreement, Employee shall devote his/her full-time and attention and his/her best efforts to the business of the Employer. Full-time shall be defined as at least forty (40) hours per week.

        3.     COMPENSATION.

        For all services rendered by the Employee under this Agreement, the Employer shall pay the Employee an initial base salary of $12,500.00 PER PAY PERIOD (less deductions). The Employer may change the compensation paid to the Employee, including commissions, incentives, and/or other benefits, according to its usual personnel practices. Changes in compensation shall be approved in writing by the Employer's President (or designee) and need not be signed by the Employee to be effective under Paragraph 13 of this Agreement.

        4.     DUTIES.

        The Employee will perform all the duties and responsibilities of the Employee's assigned position or other duties and responsibilities as requested by the Employer.

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        5.     EXPENSES.

        Subject to the Employer's policies, procedures and standards, the Employee is authorized to incur reasonable expenses for promoting the business of the Employer, including expenses for entertainment, travel, and/or similar items. The Employer will reimburse the Employee for reasonable business expenses in accordance with the Employer's expense reimbursement policies, procedures and standards. Any unreimbursed expenses remain the responsibility of the Employee.

        6.     MEDICAL AND DENTAL INSURANCE.

        The Employer currently sponsors various group insurance plans. The Employee shall be eligible to participate in such plans according to the terms of such plans. To the extent that the Employee is not covered under such plans, the Employer shall pay an equivalent amount to a plan mutually selected by the Employer and the Employee.

        7.     TERMINATION OF AGREEMENT.

        This Agreement shall be terminated upon the occurrence of any one or more of the following events:

               (a)  The death of the Employee;

               (b) The parties' mutual agreement to terminate this Agreement at a date mutually agreeable to both parties;

               (c) The Employee giving a 30 day written notice of resignation to the Employer;

               (d) The Employer giving a thirty (30) day notice of termination, with or without cause, to the Employee.

In the event of a termination under Subparagraphs 7(c) or 7(d), the Employee shall receive his/her regular compensation up to the effective date of termination and shall continue to render services to the Employer, unless the Employer, at its option, chooses to waive this obligation, and require no further services during all or part of the notice period; provided, however, that in such an event the Employer will still continue to pay the Employee's compensation through the effective date of termination.

        8.     NONSOLICITATION.

The Employee agrees that he/she will not, at any time while employed by the Employer and for twelve (12) months following termination of the Employee's employment with the Employer, directly or indirectly solicit or entice any of the following to cease, terminate or reduce any relationship with the Employer or to divert any business from the Employer:

               (a)  any executive, employee or representative of the Employer;
               (b)  any supplier of the Employer;

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               (c)  any customer, client or account of the Employer; or
               (d) any prospective customer, client or account from whom the Employee solicited business while employed by the Employer.

Further, the Employee will not disclose the names, addresses, telephone numbers, compensation or arrangements between the Employer and any person or entity described in (a), (b), or (c) above to any competitor of the Employer. The Employee acknowledges that any breach or threatened breach of this paragraph will cause irreparable harm to the Employer, which injury may be inadequately compensable in money damages, and that the Employer shall be entitled to equitable relief in any court of competent jurisdiction to prevent or restrain any such breach or threatened breach by the Employee or any persons acting for or with him/her. Equitable relief shall include, but not be limited to, temporary restraining orders, or preliminary or permanent injunctions, without the necessity for posting bond or other security, the protection of which is hereby expressly waived. The Employee also expressly acknowledges and agrees that these equitable remedies are in addition to, and not any limitation upon, all rights and remedies that the Employer may be entitled to under this Agreement and any applicable law.

        9.     VENUE AND JURISDICTION.

        This Agreement is to be interpreted according to the laws of the State of Washington without regard to the jurisdiction in which any action or proceeding may be initiated.

        10.    WAIVER OF BREACH.

        The waiver by the Employer of a breach of any provision of the Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

        11.    SEVERABILITY.

        If any portion of this Agreement is held to be invalid, unenforceable or void, such holding shall not have the effect of invalidating or voiding the remainder of this Agreement. Any portion of this Agreement which is held to be invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or stricken from this Agreement, only to the extent required for the purposes of validity and enforcement of the Agreement.

        12.    NOTICES.

        Any demand, request, or notice that either party desires or may be required to make or deliver to the other shall be in writing and shall be deemed delivered when personally delivered or three (3) days after being deposited in the United States mail, postage prepaid, in registered or certified form, addressed (a) in the case of the Employee, to his/her last known address, and
(b) in the case of the Employer, to its principal place of business.

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        13.    ASSIGNMENTS.

        The Employee's obligations under this Agreement are personal and may not be assigned, delegated, sold or otherwise transferred by him/her except as the Employer may consent in writing. The Employer may assign its rights and obligations under this Agreement to its successors and assigns.

        14.    COMPLETE AGREEMENT.

        This Agreement contains the entire agreement between the parties relating to its subject matter and supersedes all prior agreements. The parties specifically acknowledge and agree that the Employer's personnel policies, handbooks and procedures are not part of this Agreement, and do not constitute employment contracts or agreements. Except as provided in Paragraph 3, no waiver or modification of this Agreement shall be valid unless it is in writing and it is signed by both the Employee and the Employer's President (or designee).

EMPLOYER                               EMPLOYEE
ACTIVE VOICE CORPORATION


BY:  /s/ Frank J. Costa                /s/ Ken Myer

ITS:  President

5/18/99                                5/18/99
Date                                   Date






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                               ACTIVE VOICE CORP.

                          PROPRIETARY RIGHTS AGREEMENT

        In consideration of my employment by Active Voice, Corp. ("Active Voice") or my continued employment at will by Active Voice, whether as a regular employee or an independent contractor, and the payment to me of salary or other compensation, including deferred compensation, that I shall receive during my employment, I agree as follows:

        1.     CONFIDENTIALITY.

               1.1 I will not, without Active Voice's prior written permission, disclose to anyone outside of Active Voice or use in other than Active Voice's business, either during or after my employment, any confidential information or material of Active Voice or any information or materials received in confidence from third parties by Active Voice. I will presume that the following types of information are all confidential except information that has clearly been made available generally to the public: source code, product designs and methods of operation, product and business plans, and identities of Active Voice's customers and suppliers.

               1.2 If I leave the employ of Active Voice, I will return all property of Active Voice in my possession, including all confidential information or material such as drawings, notebooks, reports and other documents.

               1.3 Confidential information or material of Active Voice is any information or material: (a) generated or collected by or used in the operations of Active Voice that relates to the actual or anticipated business or research and development of Active Voice, or (b) suggested by or resulting from any task assigned to me or work performed by me for or on behalf of Active Voice, and which has not been made available generally to the public.

               1.4 Because a breach of this provision may cause irreparable harm to Active Voice with no adequate remedy, this provision may be enforced by court order.

        2.     NON-COMPETITION.

               2.1 To ensure that no confidential information of Active Voice is improperly used or disclosed, I will not, during the term of my employment and for a period of six months following termination, assist any other company, whether as owner, shareholder, director, employee, contractor, or volunteer, which is developing or marketing any computer software or software controlled hardware designed for use in conjunction with telephone systems for the following purposes: voice recording or playback, call accounting, general purpose microcomputer connected to and communicating with a PBX.

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               2.2 Examples of companies which are currently proscribed include:
Applied Voice Technology, Panoply, Octel, Mitel, Dytel, VMX, Advanced Voice Technology, Boston Technology, AT&T, Rolm, Unisys, Wang, NEC, Dictaphone, Siemens, Northern Telecom, and Brooktrout.

        3. CONFIDENTIALITY DUTIES TO OTHERS.

               3.1 I will not disclose to Active Voice, use in its business, or cause it to use, any information or material which is confidential to others.

               3.2 I do not have in my possession or control any documents or other materials containing confidential information of my former employers which might be considered to be of interest to Active Voice.

               3.3 On the last page of this Agreement I have listed and identified all non-competition or non-disclosure agreements which may remain currently binding between myself and any former employers. If I do not have any to identify, I have written "none" on this line: ______________________________.

        4.     RIGHTS TO DEVELOPMENTS.

               4.1 I hereby assign to Active Voice my entire right, title, and interest in any idea, invention, design of a useful article (whether the design is ornamental or otherwise), computer program and related documentation, and any other Work of authorship (all hereafter called "Developments"), made or conceived during my employment with Active Voice solely or jointly by me, or created wholly or in part by me, whether or not such Developments are patentable, protected by copyrights, or susceptible to other forms of protection, where the Developments: (a) relate to the actual or anticipated business or research or development of Active Voice, or (b) result from any task assigned to me or work performed by me for or on behalf of Active Voice.

               4.2 This assignment provision does not apply to an invention for which no equipment, supplies, facility, or trade secret information of Active Voice was used and which was developed entirely on my own time, unless it meets condition (a) or (b) above.

               4.3 Excluded are any Developments that I cannot assign to Active Voice because of a prior agreement made prior to employment by Active Voice with
________________________________________________________________________________
_______________________________which is effective until
____________________________________________.
    (give name and date or write "none)

               4.4 I acknowledge that the copyrights and any other intellectual property rights in designs, computer programs and related documentation, and works of authorship, created within the scope of my employment, belong to Active Voice by operation of law. I expressly acknowledge that Active Voice is to be the "author," within the meaning of the United States Copyright Act (the "Act"), of any of my work product that may be considered a "work for hire" within the meaning of the Act.

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        5.     PREEXISTING DEVELOPMENTS.

               5.1 On the last page of this Agreement I have identified all Developments not assigned by section 4 in which I have any right, title, or interest, and which were previously made or conceived solely or jointly by me, or written wholly or in part by me, but neither published nor filed in any patent office, whether or not previously identified to Active Voice.

               5.2 If I do not have any to identify, I have written "none" on this line: ________________________. (Note: It is in your interest to establish that any of the above were made, conceived, or written before your employment by Active Voice. You should not disclose them in detail, but identify them only by the titles and dates of documents describing them.)

               5.3 In the event (and to the extent) that any work product produced by me and delivered to Active Voice for use by Active Voice or its customers contains any items or elements which may be proprietary to me or any of my suppliers, I hereby grant to Active Voice an irrevocable, perpetual, non-exclusive, royalty-free, worldwide license to reproduce, distribute copies of, prepare derivative works based on, display, and perform the work product, and to authorize others to do any of the foregoing.

        6.     SECURING AND ENFORCING PROPRIETARY RIGHTS.

               In connection with any of the Developments or work product assigned or licensed by paragraphs 5 or 7: (a) I will promptly disclose them to Active Voice's management; and (b) I will, on Active Voice's request, promptly execute a specific assignment of title to Active Voice or its designee, and do anything else reasonably necessary to enable Active Voice or its designee to secure and enforce patents, copyrights, or other forms of protection therefor in the United States and in other countries. I irrevocably designate Active Voice as my agent and attorney-in-fact to execute and file any applications or other documents and to take any other actions to further the securing and enforcement of such protection.

        7.     DISTRIBUTION OR ATTRIBUTION.

               Active Voice and its licensees (direct and indirect) are not required to make any distribution of or designate me as author of any design, computer program or related documentation, or other work of authorship assigned or licensed in sections 4 or 5.

        8.     RELIEF AND EXPENSES.

               I acknowledge that any violation of this Agreement by me will cause irreparable injury to Active Voice, and Active Voice shall be entitled to extraordinary relief in court, including, but not limited to, temporary restraining orders, preliminary injunctions, and permanent injunctions, without the necessity of posting bond or security. If court proceedings are required to enforce any provision or to remedy any

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breach of this Agreement, the prevailing party shall be entitled to an award of reasonable and necessary expenses of litigation, including reasonable attorneys' fees.

        9.     ENFORCEABILITY.

               I agree that this Agreement shall be governed for all purposes by the laws of the State of Washington as such law applies to contracts to be performed within Washington by residents of Washington and that venue for any action arising out of this Agreement shall be properly laid in King County, Washington, or in Federal District Court for the Western District of Washington. If any provision of this Agreement is void or is so declared, such provision shall be severed from this Agreement, which shall otherwise remain in full force and effect.

        10.    NONSOLICITATION.

               While employed at active Voice and for a period of one (1) year from the termination of my employment I will not induce or attempt to influence directly or indirectly any employee of Active Voice to terminate his/her employment with Active Voice or to work for me or any other person or entity.

        11.    ENTIRE AGREEMENT.

               With respect to the subject matter hereof, this is my entire agreement with Active Voice, and it supersedes (to the extent enforceable) all previous oral or written communications, representations, understandings, undertakings, or agreements by or with Active Voice. The term Active Voice as used in this Agreement, includes any entity owned or controlled, directly or indirectly, by Active Voice.

        12.    ACKNOWLEDGMENT OF RECEIPT.

               I acknowledge receipt of a copy of this Agreement. Understood and agreed to by:

Ken Myer
Employee's Full Name (please print)

/s/ Ken Myer                                       5/18/99
Employee's Signature                               Date

Frank J. Costa
Corporate officer (please print)

/s/ Frank J. Costa                                 5/18/99
Signature                                          Date
    (If you have entered "none" in section 3, do not fill in this section.)

    The following are all the non-competition or non-disclosure agreements which may remain currently binding between myself and my former employers.

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Former Employer                                    Dates of Employment

IBM Corporation_________________                   10/83 to 6/2/99

______________________________                     __________to___________

______________________________                     __________to___________

                                                   Signed:/s/ Ken Myer
                                                          Employee's Full Name

                                                   5/18/99
                                                   Date

    (If you have entered "none" in section 5, do not fill in this section.)

    The following are Developments not covered by section 4, in which I have any right, title or interest, and which were previously conceived or written either wholly or in part by me, but neither published nor filed in any patent office, whether or not previously identified to Active Voice.

Description of Documents (if applicable):

Title on Document            Date on Document      Name of Witness on
                                                   Document

Coursework & Lecture         ________________      ____________________
Materials for Executive
MBA Programs                 ________________      ____________________

_______________________      ________________      ____________________

                                      Signed:      /s/ Ken Myer
                                                   Employee's Full Name

                                                   --------------------
                                                   Date

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